UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2024

BRISTOL-MYERS SQUIBB COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-01136	22-0790350
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)
Route 206 & Province Line Road,
Princeton, New Jersey, 08543
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (609) 252-4621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	BMY	New York Stock Exchange
1.000% Notes due 2025	BMY25	New York Stock Exchange
1.750% Notes due 2035	BMY35	New York Stock Exchange
Celgene Contingent Value Rights	CELG RT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)          On June 18, 2024, the Board of Directors (the “Board”) of Bristol-Myers Squibb Company (the “Company”) elected Mr. Michael R. McMullen to serve as a member of the Board, effective July 1, 2024.  The size of the Board was increased to eleven, effective July 1, 2024, in connection with the election of Mr. McMullen.

Mr. McMullen is 63 years old and has more than 20 years of executive experience and leadership skills managing large businesses and global operations as well as a proven track record of delivering excellent shareholder returns. During his tenure as CEO, Mr. McMullen led Agilent Technologies, Inc.’s (“Agilent”) transformation into a market leading life-sciences and diagnostics company, nearly tripled its market capitalization, and drove a business and cultural transformation that led to significant improvements in growth and improved profitability.

Mr. McMullen previously served as President and Chief Executive Officer of Agilent from 2015-2024. He is currently serving as a senior advisor to Agilent and its new CEO until October 31, 2024.

Prior to becoming CEO, Mr. McMullen served as Chief Operating Officer from 2014-2015, President of Agilent’s Chemical Analysis Group from 2009-2014 and held roles of increasing responsibilities during 1992-2009, including as Vice President and General Manager of the Chemical Analysis Solutions Unit of the Life Sciences and Chemical Analysis Group and Country Manager for Agilent's China, Japan and Korea Life Sciences and Chemical Analysis Group. He began his career when he joined Agilent’s predecessor, Hewlett-Packard Co., in 1984 as a Financial Analyst. In addition, he currently serves on the board of directors of KLA Corporation and is a former director of Agilent and Coherent, Inc.

Mr. McMullen received his M.B.A. with honors from the University of Pennsylvania’s Wharton School of Business. He received his undergraduate degree, a Bachelor of Science with a double major in finance and economics, magna cum laude from the University of Delaware.

The Board has determined that Mr. McMullen is independent under the New York Stock Exchange Listing Standards and the independence standards adopted by the Board.  He will serve as a member of the Audit Committee, effective July 1, 2024.

There are no arrangements or understandings between Mr. McMullen and any other persons pursuant to which he was selected as a director.  There are no related party transactions between the Company and Mr. McMullen.

Mr. McMullen will receive compensation for his service on the Board in accordance with the Company’s standard compensatory arrangement for non-employee directors, including an annual retainer of $110,000 and an annual award of deferred share units valued at $210,000 on the date of grant.

A copy of the press release announcing the election of Mr. McMullen is attached to this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release of Bristol-Myers Squibb Company dated June 18, 2024.
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: June 18, 2024	By:	/s/ Amy Fallone
	Name:	Amy Fallone
	Title:	Corporate Secretary